Exhibit 99

NEWS RELEASE

1495 Steiger Lake Lane
Victoria, Minnesota 55386 USA
952-443-2500

CONTACTS:	For Immediate Release

Mack V. Traynor III, CEO
Timothy Clayton, CFO

HEI APPOINTS NEW AUDITOR AND REPORTS ON NASDAQ LISTING STATUS

MINNEAPOLIS, Jan. 25, 2005 /PRNewswire-FirstCall/ — HEI, Inc. (Nasdaq: HEIIE — News), (http://www.heii.com ) announced today that its Audit Committee has formally engaged Virchow, Krause & Company, LLP, as the Company’s independent registered accounting firm for its fiscal year ending August 31, 2005. Virchow Krause is the 13th largest public accounting firm in the United States, specializing in manufacturing clients based in the Midwest. The Company also announced that on January 20, 2005, it attended its hearing before a NASDAQ Listing Qualifications Panel (the “Panel”).

As previously announced, on December 16, 2004, the Company received a notice from the NASDAQ Stock Market indicating that the Company’s common stock was subject to delisting from the NASDAQ National Market because of the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended August 31, 2004 (its “2004 Form 10-K”), with the United States Securities and Exchange Commission (“SEC”). The Company appealed such delisting to the Panel, thus staying the delisting action pending the issuance of the Panel’s decision.

The Company filed its 2004 Form 10-K with the SEC on January 13, 2005. However, as also previously announced, the Company was unable to file its Quarterly Report on Form 10-Q for the quarterly period ended November 27, 2004 (its “2005 First Quarter Form 10-Q”), with the SEC by the extension deadline of January 18, 2005, as was required by NASDAQ Marketplace Rule 4310(c)(14). In addition, the 2004 Form 10-K evidenced stockholders’ equity of $9,957,000, which is below the stockholders’ equity requirement of $10,000,000 for continued listing on the NASDAQ National Market, as set forth in NASDAQ Marketplace Rule 4450(a)(3). As a result, by letters dated January 19 and 20, 2005, the NASDAQ Stock Market formally notified the Company that these additional issues would be considered by the Panel at the Company’s hearing on January 20, 2005.

The Company believes that it has regained compliance with the stockholders’ equity requirement based on its operating results from its first quarter ended November 27, 2004, and expects to demonstrate such compliance when it files the 2005 First Quarter Form 10-Q. Such operating results are, however, subject to review by the Company’s new independent registered accounting firm, Virchow Krause.

As previously announced, the Company’s relationship with its former independent registered accounting firm, KPMG, LLP, ceased upon the completion of the audit of the Company’s consolidated financial statements for the fiscal year ended August 31, 2004, and the filing of the 2004 Form 10-K. Accordingly, the Company requested that the Panel grant it an extension of time to engage its new auditor, to afford the new auditor the time necessary time to review the 2005 First Quarter Form 10-Q and to allow the Company to make the filing. On January 24, 2005, Virchow Krause began its necessary auditor transition activities and commenced review procedures relating to the 2005 First Quarter Form 10-Q. The Company will announce in a subsequent press release its expected timing for the filing of the 2005 First Quarter Form 10-Q and the scheduling of a conference call to discuss those results.

The Company’s common stock will remain listed on the NASDAQ National Market pending the Panel’s decision. There can be no assurance, however, that the Panel will grant the Company’s request. In the event that the Panel determines not to grant the Company’s request for continued listing, the Company may be delisted from the NASDAQ National Market.

HEI, Inc. designs, develops and manufactures microelectronics, subsystems, systems, connectivity and software solutions for OEMs engaged in the medical equipment and medical device, hearing, communications and RFID industries. HEI provides its customers with a single point of contact that can take an idea from inception to a fully functional, cost effective and manufacturability product utilizing innovative design solutions and by the application of state-of-the-art materials, processes and manufacturing capabilities.

HEI, Inc. designs, develops and manufactures microelectronics, subsystems, systems, connectivity and software solutions for OEMs engaged in the medical equipment and medical device, hearing, communications and RFID industries. HEI provides its customers with a single point of contact that can take an idea from inception to a fully functional, cost effective and manufacturability product utilizing innovative design solutions and by the application of state-of-the-art materials, processes and manufacturing capabilities.

Headquarters & Microelectronics Division	PO Box 5000, 1495 Steiger Lake Lane, Victoria, MN 55386
-Advanced Medical Division	4801 North 63rd Street, Boulder CO 80301
-High Density Interconnect Division	610 South Rockford Drive, Tempe, AZ 85281
RF Identification and Smart Card Division	1546 Lake Drive West, Chanhassen, MN 55317

FORWARD-LOOKING INFORMATION
Information in this news release, which is not historical, includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements contained in this press release, including HEI’s expectations regarding compliance with the NASDAQ stockholders’ equity requirements, continued listing of HEI’s common stock on the NASDAQ National Market, the content of HEI’s Quarterly Report on Form 10-Q and the timing of the filing of HEI’s Quarterly Report on Form 10-Q, are forward looking statements. All of such forward-looking statements involve risks and uncertainties including, without limitation, continuing adverse business and market conditions, the ability of HEI to secure and satisfy customers, the availability and cost of materials from HEI’s suppliers, HEI’s ability to satisfy financial or other obligations or covenants set forth in its banking agreements, adverse competitive developments, change in or cancellation of customer requirements, the integration of the Advanced Medical Division, collection of outstanding debt, the ability of HEI to convince the NASDAQ Listing Qualifications Panel to grant its requests, and other risks detailed from time to time in HEI’s SEC filings, including, but not limited to, those risks set forth in HEI’s Annual Report on Form 10-K for the fiscal year ended August 31, 2004. HEI undertakes no obligation to update these statements to reflect ensuing events or circumstances, or subsequent actual results.